Exhibit 99.3

Please mark your votes as indicated in this example x

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS:

1.                                      APPROVAL OF THE ISSUANCE OF SHARES OF PACIFIC PREMIER COMMON STOCK.  To approve the issuance of shares of Pacific Premier common stock to the shareholders of Heritage Oaks Bancorp pursuant to the Agreement and Plan of Reorganization, dated as of December 12, 2016, by and between Pacific Premier and Heritage Oaks Bancorp pursuant to which Heritage Oaks Bancorp will merge with and into Pacific Premier, with Pacific Premier as the surviving institution.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.                                      ADJOURNMENT. To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Pacific Premier common stock in connection with the merger.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature:	Signature:	Date:

(This proxy should be marked, dated, and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

FOLD AND DETACH HERE

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON         , 2017:

The proxy materials for this Special Meeting of Stockholders are available over the Internet at www.proxyvote.com.

VOTE BY MAIL, INTERNET OR TELEPHONE (24 hours a day, 7 days a week)

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

MAIL

If you received printed materials, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described in the Proxy Statement), which will include a proxy card.

Or

INTERNET

Access “www.proxyvote.com” up until 11:59 p.m., Eastern Time, on              , 2017 and follow the on-screen instructions. Have your proxy card available when you access the web page.

Or

TELEPHONE

1-800-PROXIES (1-800-776-9437) in the United States
Or

(1-718-921-8500) from foreign countries

Use any touch tone telephone to vote your proxy up until 11:59 p.m., Eastern Time, on             , 2017. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

If you vote by telephone or internet

you do NOT need to mail back your proxy card.

THANK YOU FOR VOTING

REVOCABLE PROXY

PACIFIC PREMIER BANCORP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

, 2017

a.m., Pacific Time

The undersigned hereby appoints the official proxy committee of the Board of Directors of Pacific Premier Bancorp, Inc. (the “Company”), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on               , 2017 at        a.m., Pacific Time, at the Company’s corporate headquarters located at 17901 Von Karman Avenue, Suite 1200, Irvine, California 92614, and at any and all adjournments thereof, as indicated on the back of this proxy.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” Items 1 and 2. No other business may be brought before the special meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and of a Joint Proxy Statement/Prospectus dated             , 2017.

(Continued on the other side — important to mark, date and sign on the other side)

Detach here from proxy voting card.